UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2008

RxElite, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50299	62-0201385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1404 North Main, Suite 200 Meridian, Idaho	83642
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (208) 288-5550

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01 Financial Statements

On January 4, 2008, RxElite, Inc. (the “Company”), through a wholly-owned subsidiary, acquired all of the business and assets of FineTech Laboratories, Ltd. (“FineTech”), other than certain specifically excluded assets, pursuant to an Asset Purchase Agreement dated as of January 4, 2008, for an aggregate purchase price of $6,200,000.

(a) Financial Statements of Business Acquired. Pursuant to Item 9.01(a)(4) of Form 8-K, the audited financial statements of FineTech for the year ended December 31, 2007 and the accompanying report of Ernst & Young, FineTech’s independent registered public accounting firm, are filed herewith as Exhibit 99.1, as an amendment to the Company’s Current Report on Form 8-K filed on January 10, 2008.

(b) Pro Forma Financial Information. Pursuant to Item 9.01(b)(2) of Form 8-K, the unaudited pro forma condensed combined financial statements of the Company and FineTech for the year ended December 31, 2007, are filed herewith as Exhibit 99.2, as an amendment to the Company’s Current Report on Form 8-K filed on January 10, 2008.

(d) Exhibits.

Exhibit Number	Description

99.1	Audited Financial Statements for FineTech Laboratories, Ltd. for the year ended December 31, 2007

99.2	Unaudited Pro Forma Condensed Combined Financial Statements for RxElite, Inc. and FineTech Laboratories, Ltd. for the year ended December 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RXELITE, INC.

Dated: March 19, 2008	By:	/s/ Shannon M. Stith
Name: Shannon M. Stith
Title: Vice President of Finance

EXHIBIT INDEX

Exhibit Number	Description

99.1	Audited Financial Statements for FineTech Laboratories, Ltd. for the year ended December 31, 2007

99.2	Unaudited Pro Forma Condensed Combined Financial Statements for RxElite, Inc. and FineTech Laboratories, Ltd. for the year ended December 31, 2007